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                                                                    EXHIBIT 5(c)

                                                                  [LOGO] FARMERS
                                                                  LIFE INSURANCE
VARIABLE POLICY APPLICATION SUPPLEMENT
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Proposed Insured:______________ Policy Number:______________ Plan:______________
Planned Premium: $_____________ Mode Payable: $_____________

PREMIUM ALLOCATION: (Choose One)   Please see reverse for additional information

[ ] I have elected the following asset allocation model:

    [ ] Income  [ ] Income with Growth  [ ] Balanced  [ ] Growth with Income

    [ ] Growth

                                       OR

[ ] My allocation of premiums is as follows: (All allocations must total 100%.
                                             $500 minimum per account.)
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- CALVERT VARIABLE SERIES, INC.
__% Social Small Cap Growth Portfolio

- DREYFUS (SERVICE CLASS SHARES)
__% Socially Responsible Growth Fund, Inc.

- DREYFUS VARIABLE INVESTMENT FUND (SERVICE CLASS SHARES)
__% Quality Bond Portfolio
__% Small Cap Portfolio

- FIDELITY VARIABLE INSURANCE PRODUCTS FUNDS ("VIP") (SERVICE CLASS SHARES) __% VIP Growth Portfolio
__% VIP Index 500 Portfolio
__% VIP Mid Cap Portfolio

- FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2 SHARES) __% Franklin Small Cap Fund
__% Templeton Asset Strategy Fund
__% Templeton Developing Markets Securities Fund

- GOLDMAN SACHS VARIABLE INSURANCE TRUST
__% Capital Growth Fund
__% CORE(SM) Small Cap Equity Fund
__% Mid Cap Value Fund

- JANUS ASPEN SERIES
__% Aggressive Growth Portfolio (Service Shares)
__% Balanced Portfolio (Service Shares)
__% Capital Appreciation Portfolio (Institutional Shares)

- PIMCO VARIABLE INSURANCE TRUST (ADMINISTRATIVE CLASS SHARES)
__% Foreign Bond Portfolio
__% Low Duration Bond Portfolio

- FIXED ACCOUNT
__% Fixed Account

- SCUDDER VARIABLE SERIES I
__% Bond Portfolio (Class A Shares)
__% Global Discovery Portfolio (Class A Shares)
__% Growth and Income Portfolio (Class A Shares)
__% International Portfolio (Class A Shares)
__% Money Market Portfolio

- SCUDDER VARIABLE SERIES II
__% Government Securities Portfolio
__% High Yield Portfolio
__% Small Cap Growth Portfolio
__% SVS Dreman High Return Equity Portfolio

- WM VARIABLE TRUST (CLASS 2 SHARES)
__% Equity Income Fund
__% Mid Cap Stock Fund
__% Small Cap Stock Fund
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ELECTED FEATURES:

[ ] I elect the Guaranteed Minimum Death Benefit Rider. (Variable Annuity only; where available.)

[ ] I elect the Guaranteed Retirement Income Benefit. (Variable Annuity only;
    where available.)

[ ] I elect Automatic Asset Rebalancing (AAR) among the chosen accounts
    (excluding fixed account). I elect to have the assets in the subaccounts moved to match the premium allocation elections.

[ ] I elect to Dollar Cost Average (DCA) in the amount of $_________ ($100 minimum) per month from the fixed account. The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the policy owner instructs otherwise; or until there is not enough money in the fixed account to make the transfer; whichever is earlier. This amount is to go to the following subaccounts ($100 minimum per subaccount, maximum of eight subaccounts):

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- CALVERT VARIABLE SERIES, INC.
__% Social Small Cap Growth Portfolio

- DREYFUS (SERVICE CLASS SHARES)
__% Socially Responsible Growth Fund, Inc.

- DREYFUS VARIABLE INVESTMENT FUND (SERVICE CLASS SHARES)
__% Quality Bond Portfolio
__% Small Cap Portfolio

- FIDELITY VARIABLE INSURANCE PRODUCTS FUNDS ("VIP") (SERVICE CLASS SHARES) __% VIP Growth Portfolio
__% VIP Index 500 Portfolio
__% VIP Mid Cap Portfolio

- FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2 SHARES) __% Franklin Small Cap Fund
__% Templeton Asset Strategy Fund
__% Templeton Developing Markets Securities Fund

- GOLDMAN SACHS VARIABLE INSURANCE TRUST
__% Capital Growth Fund
__% CORE(SM) Small Cap Equity Fund
__% Mid Cap Value Fund

- JANUS ASPEN SERIES
__% Aggressive Growth Portfolio (Service Shares)
__% Balanced Portfolio (Service Shares)
__% Capital Appreciation Portfolio (Institutional Shares)

- PIMCO VARIABLE INSURANCE TRUST (ADMINISTRATIVE CLASS SHARES)
__% Foreign Bond Portfolio
__% Low Duration Bond Portfolio

- SCUDDER VARIABLE SERIES I
__% Bond Portfolio (Class A Shares)
__% Global Discovery Portfolio (Class A Shares)
__% Growth and Income Portfolio (Class A Shares)
__% International Portfolio (Class A Shares)
__% Money Market Portfolio

- SCUDDER VARIABLE SERIES II
__% Government Securities Portfolio
__% High Yield Portfolio
__% Small Cap Growth Portfolio
__% SVS Dreman High Return Equity Portfolio

- WM VARIABLE TRUST (CLASS 2 SHARES)
__% Equity Income Fund
__% Mid Cap Stock Fund
__% Small Cap Stock Fund
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          FARMERS NEW WORLD LIFE INSURANCE COMPANY
          3003 77th Avenue S.E., Merger Island, Washington 98040 / 206) 232-8400

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Suitability Information on Owner (print name of Owner if other than Insured:

_________________________________________)

                                Income tax      Net Worth
Annual Earnings                 Rate            (including residence)   Financial Objectives                    Risk Tolerance
---------------                 ----------      ---------------------   --------------------                    --------------
[ ] $0 - $50,000                [ ] 15%         [ ] $0 - $150,000       [ ] Growth of assets over long term      [ ] Conservative
[ ] $50,001 - $100,000          [ ] 28%         [ ] $150,001 -          [ ] Increase current income              [ ] Moderate
[ ] $100,001 - $250,000         [ ] 31%             $250,000            [ ] Combination of the above             [ ] Aggressive
[ ] over $250,000               [ ] 36%         [ ] $250,001 -          [ ] Other _________________________
                                [ ] 39%             $500,000
                                                [ ] over $500,000

TELEPHONE TRANSFER is authorized unless the following box is checked: [ ] I prefer NOT to authorize telephone transfers.

Was a hypothetical sales illustration used during the sales process? [ ] Yes
[ ] No (If "Yes," please submit a copy with the application.)

I understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application.

All states except Kansas; North Dakota; Oregon; Texas; and Virginia: Any person who with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and/or may have violated state law.

Dated at:
         -----------------------------             -----------------------------
          City and State                           Signature of Proposed Insured

Dated on:
         -----------------------------             -----------------------------
          Month, Day, Year                         Signature of Owner (if other
                                                   than Insured)

                                                   -----------------------------
                                                   Signature of Agent or witness

PREMIUM ALLOCATION:

In some states (for a Variable Annuity) and in all states (for a Variable Life Policy), the initial premium payment will be allocated to the fixed account for the period described in the prospectus.

TELEPHONE TRANSFER AUTHORIZATION:

Telephone transfer among the subaccounts and the fixed account are subject to the conditions of the Telephone Transfer Agreement. By requesting this authorization, I, as Owner, agree and understand that:

     1. Neither the Company nor its agents or representatives who act on its behalf shall be subject to any claim; loss; liability; cost; or expense; if it acts in good faith in following instructions pursuant to this authorization.

     2. Transfer will be made subject to the conditions of the policy, administrative regulations of the Company, and the prospectus.

     3. Transfers from a subaccount shall be based on the accumulation unit value next determined following receipt of a valid, complete, telephone transfer instruction.

     4. This authorization shall continue in force until the earlier of receipt of written revocation from the Owner, or the Company discontinuing this privilege.

         I understand that as a condition of allowing telephone instructions to be made, the Company, at its sole option and without prior notice to the Owner, any person or representative, may record all or part of any telephone conversation containing such instructions. All terms are binding on my agents, heirs, and assignees.

         Telephone transfer is authorized unless the preference box is marked.


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